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                                                                    EXHIBIT (19)
                           INOTEK TECHNOLOGIES CORP.
                      REPORT FURNISHED TO SECURITY HOLDERS

TO OUR SHAREHOLDERS:

INOTEK Technologies Corp. reported a net loss of $29,739 or $.01 per share on revenues of $6,496,476 for its third quarter ended February 28, 1995 compared with earnings of $225,656 or $.05 per share on revenues of $7,840,774 for the third quarter of the pervious year. For the first nine months of the year, the Company reported a net loss of $114,242 or $.03 per share on revenues of $19,848,976 compared with earnings of $789,568 or $.17 per share on revenues of $22,578,718 for the first nine months of the previous year. The previous year's year to date earnings included a non-recurring credit of $138,000 or $.03 per share to reflect the cumulative effect of adopting a change in accounting for income taxes required by the Financial Accounting Standards Board.

Although earnings before income taxes were positive, non-deductible expenses resulted in higher than usual income taxes, which caused the net loss for the quarter.

We were pleased to announce on March 16, 1995 that we completed the sale of substantially all of the assets of our Entronics division to Fidelity Express Money Order Company, a division of GSC Enterprises, Inc. Entronics represented a separate line of business for us that took valuable management time from our main focus. This transaction will allow us to sharpen our focus on our primary business. The proceeds of approximately $1 million from the sale will substantially reduce our bank indebtedness and greatly strengthen our balance sheet.


Thank you for your continued support.


/s/ NEAL E. YOUNG              /s/ DAVID L. WHITE
Neal E. Young                  David L. White
Chairman                       Chief Executive Officer


                                                                April 10, 1995


INOTEK TECHNOLOGIES CORP.
STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                                THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                                   FEBRUARY 28                  FEBRUARY 28
                                                                                1995          1994           1995          1994
- ---------------------------------------------------------------------------------------------------------------------------------
NET SALES                                                                 $  6,498,476   $ 7,840,774   $ 19,848,976   $22,578,718
COST AND EXPENSES:
  COST OF SALES                                                              4,617,360     5,538,236     14,305,597    15,525,379
  SALES AND MARKETING                                                        1,181,996     1,217,991      3,686,208     3,693,882
  GENERAL AND ADMINISTRATIVE                                                   641,769       677,494      1,819,064     2,125,414
- ---------------------------------------------------------------------------------------------------------------------------------
    TOTAL COST AND EXPENSES                                                  6,441,125     7,433,721     19,810,869    21,344,675
- ---------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                                57,351       407,053         38,107     1,234,044
OTHER EXPENSE                                                                  (41,402)      (30,905)      (123,661)     (106,984)
- ---------------------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE TAXES AND ACCOUNTING CHANGE                                     15,949       376,148        (85,554)    1,127,060
PROVISION FOR INCOME TAXES                                                      45,688       150,492         28,688       475,492
- ---------------------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE EFFECT OF ACCOUNTING CHANGE                                    (29,739)      225,656       (114,242)      651,568
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                              --            --             --       138,000
- ---------------------------------------------------------------------------------------------------------------------------------
NET EARNINGS                                                              $    (29,739)  $   225,656   $   (114,242)  $   789,568
=================================================================================================================================
EARNINGS BEFORE EFFECT OF ACCOUNTING CHANGE                               $       (.01)  $       .05   $       (.03)  $       .14
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                              --            --             --           .03
- ---------------------------------------------------------------------------------------------------------------------------------
NET EARNINGS PER SHARE                                                    $       (.01)  $       .05   $       (.03)  $       .17
=================================================================================================================================

                           INOTEK TECHNOLOGIES CORP.
                                 BALANCE SHEETS

                                                                            FEBRUARY 28,     MAY 31,
                                                                                1995          1994
                                                                            (UNAUDITED)
- ----------------------------------------------------------------------------------------------------
                                    ASSETS
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                                               $    267,229   $   729,037
  TRADE RECEIVABLES, (NET OF
    ALLOWANCE FOR DOUBTFUL
    ACCOUNTS OF $63,504 AND $71,272)                                         2,839,939     3,219,905
  INVENTORIES                                                                2,127,725     3,305,491
  DEFERRED TAX ASSET                                                            91,753       102,000
  PREPAID EXPENSES & OTHER ASSETS                                              188,194        85,565
- ----------------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                                   5,514,830     7,441,998

PROPERTY AND EQUIPMENT, NET                                                    468,044       509,683
GOODWILL, NET                                                                2,271,660     2,319,574
INTANGIBLE ASSETS, NET                                                              --        20,834
OTHER ASSETS                                                                    55,454        67,968
DEFERRED TAX ASSET                                                             165,509       149,000
- ----------------------------------------------------------------------------------------------------
                                                                          $  8,475,497   $10,509,057
====================================================================================================


                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  ACCOUNTS PAYABLE                                                        $    778,146   $ 1,678,870
  ACCRUED EXPENSES                                                             688,068       669,835
  INCOME TAXES PAYABLE                                                          25,497       318,864
  CURRENT PORTION OF NOTES PAYABLE                                           1,197,887     1,750,557
- ----------------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                              2,689,598   $44,418,126

NOTES PAYABLE                                                                   11,738        28,244

REDEEMABLE COMMON SHARES,
  $.01 PAR VALUE, 139,109 SHARES
  AT FEBRUARY 28, 1995 AND 193,109
  SHARES AT MAY 31, 1994                                                       437,526       606,276

SHAREHOLDERS' EQUITY:
  COMMON SHARES, $.01 PAR VALUE;
    AUTHORIZED SHARES - 10,000,000
    ISSUED SHARES - 4,548,197 AT
      FEBRUARY 28, 1995 AND 4,581,697
      AT MAY 31, 1994
    OUTSTANDING SHARES - 4,409,088
      AT FEBRUARY 28, 1995 AND
      4,388,588 AT MAY 31, 1994                                                 44,091        43,886
  ADDITIONAL PAID-IN CAPITAL                                                 3,431,234     3,399,204
  RETAINED EARNINGS                                                          1,993,548     2,107,790
  TREASURY SHARES AT COST (55,000
    SHARES AT FEBRUARY 28, 1995 AND
    30,000 SHARES AT MAY 31, 1994)                                            (132,238)      (94,469)
- ----------------------------------------------------------------------------------------------------
    TOTAL SHAREHOLDERS' EQUITY                                               5,336,635     5,456,411
- ----------------------------------------------------------------------------------------------------
                                                                          $  8,475,497   $10,509,057
====================================================================================================


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